RETENTION AGREEMENT

Vikram Kohli

$1,450,000.00

Effective May 23, 2025

CBRE, Inc. (“CBRE”) desires that you (Vikram Kohli) remain employed by CBRE, and as an incentive for you to remain employed by CBRE, CBRE agrees to provide you with a retention bonus under the terms and conditions stated below. Please review the terms of this agreement carefully and notify us immediately if you are not in agreement with the terms and conditions. This Agreement shall supersede only inconsistent provisions in any prior agreements; the remaining terms of your existing agreements with CBRE shall remain in place.

1. Conditions: To be eligible to fully receive the benefits described in this Agreement you must meet the following conditions:

(i)
You must continue to be employed by CBRE in your current role from the Execution Date through May 23, 2030 (the “Retention Period”) to earn the Retention Bonus (defined below);

(ii)
You must not have breached any covenant or condition contained in this Agreement or your prior employment agreement (if any); and

(iii)
For the Retention Period, you will continue to perform the normal and reasonable job duties assigned to you.

2. Retention Bonus: Provided that you have complied with the conditions contained in this Agreement, including without limitation those stated in paragraph 1 above, and subject to approval by CBRE Group, Inc.’s Compensation Committee and non-objection by CBRE Group Inc.’s Board of Directors, CBRE shall pay to you a Retention Bonus of $1,450,000.00 less withholding and other required deductions, on the Payment Date, defined below.

3. Payment Dates: The Retention Bonus will be paid to you, less withholding, and other required deductions, within twenty (20) days after the later of the Execution Date or the non-objection of CBRE Group Inc.’s Board of Directors of the Retention Bonus.

4. Breach or Termination of Employment: Should you voluntarily terminate your employment without Good Reason (as defined in the CBRE Group, Inc. Amended and Restated Change in Control and Severance Plan For Senior Management (the “Severance Plan”)) or you are terminated by CBRE for Cause (as defined in the Severance Plan) (either termination referred to herein as a “Nonqualified Termination”) prior to the end of the Retention Period, you will be required to repay the following amounts within ten (10) days of your date of termination:

(i) Should the Nonqualified Termination occur prior to May 23, 2026, you will be required to repay all of the Retention Bonus that has been paid to you;

(ii) Should the Nonqualified Termination occur after May 23, 2026, but prior to May 23, 2027, you will be required to repay $1,160,000.00;

(iii) Should the Nonqualified Termination occur after May 23, 2027, but prior to May 23, 2028, you will be required to repay $870,000.00;

(iv) Should the Nonqualified Termination occur after May 23, 2028, but prior to May 23, 2029, you will be required to repay $580,000.00; and

(v) Should the Nonqualified Termination occur after May 23, 2029, but prior to May 23, 2030, you will be required to repay $290,000.00.

Should you remain employed through May 23, 2030, or should you terminate your employment for Good Reason, or should CBRE terminate your employment without Cause, you will not be required to repay any portion of the Retention Bonus.

5. Severance Eligibility: This agreement does not impact your eligibility under the Severance Plan.

6. At Will Employment: The provisions of this Agreement shall not alter your at will employment status meaning you or the Company can terminate your employment at any time, with or without Cause, subject to the provisions of the Severance Plan.

7. Mutual Arbitration: The mutual arbitration provisions of your prior employment letters with CBRE will apply to this Retention Agreement.

8. Entire Agreement: This Agreement constitutes the entire agreement of the parties regarding or relating directly or indirectly to all matters expressed herein. In reaching the agreements contained in this Agreement, no party has relied upon any representation or promise except those expressly set forth herein.

9. The Execution Date of this Agreement is the date on which CBRE executes the Agreement.

CBRE, INC., EMPLOYEE:

a Delaware Corporation

By:	/s/ Chad Doellinger	By:	/s/ Vikram Kohli
	Chad Doellinger Chief Legal & Administrative Officer		Vikram Kohli Chief Operating Officer and Chief Executive Officer, Advisory Services

Execution Date: May 23, 2025